EXHIBIT 99.1

TRANSOCEAN LTD. REPORTS THIRD QUARTER 2022 RESULTS

●	Total contract drilling revenues were $691 million, compared to $692 million in the second quarter of 2022 (total adjusted contract drilling revenues of $730 million, compared to $722 million in the second quarter of 2022);
●	Revenue efficiency(1) was 95.0%, compared to 97.8% in the prior quarter;
●	Operating and maintenance expense was $411 million, compared to $433 million in the prior period;
●	Net loss attributable to controlling interest was $28 million, $0.04 per diluted share, compared to $68 million, $0.10 per diluted share, in the second quarter of 2022;
●	Adjusted EBITDA was $268 million, compared to $245 million in the prior quarter; and
●	Contract backlog was $7.3 billion as of the October 2022 Fleet Status Report.

STEINHAUSEN, Switzerland—November 2, 2022—Transocean Ltd. (NYSE: RIG) today reported a net loss attributable to controlling interest of $28 million, $0.04 per diluted share, for the three months ended September 30, 2022.

Third quarter results included favorable items of $13 million, or $0.02 per diluted share as follows:

●	$7 million, $0.01 per diluted share, gain on retirement of debt; and
●	$6 million, $0.01 per diluted share, discrete tax items.

After consideration of these favorable items, third quarter 2022 adjusted net loss was $41 million, $0.06 per diluted share.

At $691 million, contract drilling revenues for the three months ended September 30, 2022 were approximately flat sequentially. Lower revenue efficiency in the period was partially offset by net $14 million in revenue associated with the early termination of the Transocean Equinox contract and one additional calendar day in the third quarter.

Contract intangible amortization represented a non-cash revenue reduction of $39 million, compared to $30 million in the second quarter of 2022. The increase was primarily due to the accelerated recognition of $10 million of remaining contract intangible for Transocean Equinox as the result of customer’s early termination of the drilling contract.

Operating and maintenance expense was $411 million, compared with $433 million in the prior quarter. The sequential decrease was primarily due to reduced activity from rigs that became idle in the third quarter and the favorable impact of the strengthening U.S. dollar.

General and administrative expense was $42 million, which is in line with the $43 million in the second quarter of 2022.

Interest expense, net of amounts capitalized, was $96 million, compared with $100 million in the prior quarter. Interest income was $9 million, compared with $4 million in the previous quarter.

The Effective Tax Rate(2) was 16.3% in the current quarter and (4.7)% in the prior quarter. The change in the rate was primarily due to release of valuation allowance and movement in deferred tax expense. The Effective Tax Rate excluding discrete items was (1.2)% compared to (5.2)% in the previous quarter.

Cash provided by operating activities was $230 million, compared to $41 million in the prior quarter. The sequential increase is primarily due to lower payment to vendors and increased collections from customers, partially offset by the timing of interest payments.

Third quarter 2022 capital expenditures of $87 million, compared to $115 million in the prior quarter, were primarily related to the company’s newbuild drillships under construction, including the cash component of the final milestone payment for the delivery of Deepwater Atlas in June 2022.

“The Transocean team continued to provide safe, reliable and efficient operations during the third quarter, resulting in uptime of 97.5%” said Chief Executive Officer Jeremy Thigpen, “I would like to extend my sincere gratitude to the entire Transocean team – offshore and onshore – for delivering for our customers and continuing to take the steps necessary to maximize value for our shareholders.”

Thigpen added, “The robust demand for our assets and services helped us secure an incremental $1.6 billion since our July 25 Fleet Status Report, contributing to our already industry-leading backlog. We remain encouraged by the sustained strength in the offshore drilling market globally and expect demand for the increasingly scarce high-capability drilling rigs Transocean owns and operates to remain strong for the foreseeable future, resulting in higher utilization and dayrates.”

Non-GAAP Financial Measures

We present our operating results in accordance with accounting principles generally accepted in the U.S. (“U.S. GAAP”). We believe certain financial measures, such as Adjusted Contract Drilling Revenues, EBITDA, Adjusted EBITDA and Adjusted Net Income, which are non-GAAP measures, provide users of our financial statements with supplemental information that may be useful in evaluating our operating performance. We believe that such non-GAAP measures, when read in conjunction with our operating results presented under U.S. GAAP, can be used to better assess our performance from period to period and relative to performance of other companies in our industry, without regard to financing methods, historical cost basis or capital structure. Such non-GAAP measures should be considered as a supplement to, and not as a substitute for, financial measures prepared in accordance with U.S. GAAP.

All non-GAAP measure reconciliations to the most comparative U.S. GAAP measures are displayed in quantitative schedules on the company’s website at: www.deepwater.com.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on ultra-deepwater and harsh environment drilling services and believes that it operates one of the most versatile offshore drilling fleets in the world.

Transocean owns or has partial ownership interests in and operates a fleet of 38 mobile offshore drilling units consisting of 28 ultra-deepwater floaters and 10 harsh environment floaters. In addition, Transocean is constructing one ultra-deepwater drillship.

For more information about Transocean, please visit: www.deepwater.com.

Conference Call Information

Transocean will conduct a teleconference starting at 9 a.m. EDT, 2 p.m. CET, on Thursday, November 3, 2022, to discuss the results. To participate, dial +1 785-424-1205 and refer to conference code 260431 approximately 15 minutes prior to the scheduled start time.

The teleconference will be simulcast in a listen-only mode at: www.deepwater.com, by selecting Investors, News, and Webcasts. Supplemental materials that may be referenced during the teleconference will be available at: www.deepwater.com, by selecting Investors, Financial Reports.

A replay of the conference call will be available after 12 p.m. EDT, 5 p.m. CET, on Thursday, November 3, 2022. The replay, which will be archived for approximately 30 days, can be accessed at +1 402-220-4975, passcode 260431. The replay will also be available on the company’s website.

Forward-Looking Statements

The statements described herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements could contain words such as "possible," "intend," "will," "if," "expect," or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, estimated duration of customer contracts, contract dayrate amounts, future contract commencement dates and locations, planned shipyard projects and other out-of-service time, sales of drilling units, timing of the company’s newbuild deliveries, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the fluctuation of current and future prices of oil and gas, the global and regional supply and demand for oil and gas, the intention to scrap certain drilling rigs, the success of our business following prior acquisitions, the effects of the spread of and mitigation efforts by governments, businesses and individuals related to contagious illnesses, such as COVID-19, and other factors, including those and other risks discussed in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2021, and in the company's other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law. All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s website at: www.deepwater.com.

This press release, or referenced documents, do not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and do not constitute an offering prospectus within the meaning of the Swiss Financial Services Act (“FinSA”) or advertising within the meaning of the FinSA. Investors must rely on their own evaluation of Transocean and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean.

Notes

(1)	Revenue efficiency is defined as actual operating revenues, excluding revenues for contract terminations and reimbursements, for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage. Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding revenues for incentive provisions, reimbursements and contract terminations. See the accompanying schedule entitled “Revenue Efficiency.”

(2)	Effective Tax Rate is defined as income tax expense divided by income before income taxes. See the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”

Analyst Contact:

Alison Johnson

+1 713-232-7214

Media Contact:

Pam Easton

+1 713-232-7647

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2022	2021	2022	2021

Contract drilling revenues	$691	$626	$1,969	$1,935

Costs and expenses
Operating and maintenance	411	398	1,256	1,267
Depreciation and amortization	182	185	549	558
General and administrative	42	40	127	118
	635	623	1,932	1,943

Loss on disposal of assets, net	(3)	(3)	(6)	(61)
Operating income (loss)	53	—	31	(69)

Other income (expense), net
Interest income	9	4	15	11
Interest expense, net of amounts capitalized	(96)	(110)	(298)	(340)
Gain on retirement of debt	7	—	7	51
Other, net	(6)	3	(2)	26
	(86)	(103)	(278)	(252)
Loss before income tax expense (benefit)	(33)	(103)	(247)	(321)
Income tax expense (benefit)	(5)	27	24	10

Net loss	(28)	(130)	(271)	(331)
Net income attributable to noncontrolling interest	—	—	—	1
Net loss attributable to controlling interest	$(28)	$(130)	$(271)	$(332)

Loss per share, basic and diluted	$(0.04)	$(0.20)	$(0.39)	$(0.53)
Weighted-average shares, basic and diluted	714	653	690	630

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	September 30,	December 31,
	2022	2021

Assets
Cash and cash equivalents	$954	$976
Accounts receivable, net of allowance of $2 at September 30, 2022 and December 31, 2021	599	492
Materials and supplies, net of allowance of $194 and $183 at September 30, 2022 and December 31, 2021, respectively	398	392
Restricted cash and cash equivalents	387	436
Other current assets	131	148
Total current assets	2,469	2,444

Property and equipment	23,728	23,152
Less accumulated depreciation	(6,570)	(6,054)
Property and equipment, net	17,158	17,098
Contract intangible assets	75	173
Deferred tax assets, net	11	7
Other assets	908	959
Total assets	$20,621	$20,681

Liabilities and equity
Accounts payable	$275	$228
Accrued income taxes	4	17
Debt due within one year	750	513
Other current liabilities	476	545
Total current liabilities	1,505	1,303

Long-term debt	6,451	6,657
Deferred tax liabilities, net	471	447
Other long-term liabilities	963	1,068
Total long-term liabilities	7,885	8,172

Commitments and contingencies

Shares, CHF 0.10 par value, 905,093,509 authorized, 142,362,675 conditionally authorized, 797,244,753 issued and 721,888,427 outstanding at September 30, 2022, and 891,379,306 authorized, 142,363,356 conditionally
authorized, 728,176,456 issued and 655,505,335 outstanding at December 31, 2021	71	64
Additional paid-in capital	13,979	13,683
Accumulated deficit	(2,729)	(2,458)
Accumulated other comprehensive loss	(91)	(84)
Total controlling interest shareholders’ equity	11,230	11,205
Noncontrolling interest	1	1
Total equity	11,231	11,206
Total liabilities and equity	$20,621	$20,681

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine months ended
	September 30,
	2022	2021
Cash flows from operating activities
Net loss	$(271)	$(331)
Adjustments to reconcile to net cash provided by operating activities:
Contract intangible asset amortization	98	170
Depreciation and amortization	549	558
Share-based compensation expense	22	21
Loss on disposal of assets, net	6	61
Gain on retirement of debt	(7)	(51)
Deferred income tax expense	20	43
Other, net	56	29
Changes in deferred revenues, net	(49)	(87)
Changes in deferred costs, net	23	8
Changes in other operating assets and liabilities, net	(177)	(31)
Net cash provided by operating activities	270	390

Cash flows from investing activities
Capital expenditures	(308)	(137)
Investments in equity of unconsolidated affiliates	(27)	—
Investment in loans to unconsolidated affiliates	(2)	(33)
Proceeds from disposal of assets, net	4	8
Net cash used in investing activities	(333)	(162)

Cash flows from financing activities
Repayments of debt	(453)	(423)
Proceeds from issuance of shares, net of issue costs	264	141
Proceeds from issuance of debt, net of issue costs	176	—
Proceeds from issuance of warrants, net of issue costs	12	—
Other, net	(7)	(30)
Net cash used in financing activities	(8)	(312)

Net decrease in unrestricted and restricted cash and cash equivalents	(71)	(84)
Unrestricted and restricted cash and cash equivalents, beginning of period	1,412	1,560
Unrestricted and restricted cash and cash equivalents, end of period	$1,341	$1,476

TRANSOCEAN LTD. AND SUBSIDIARIES
FLEET OPERATING STATISTICS

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
Contract Drilling Revenues (in millions)	2022	2022	2021	2022	2021
Contract drilling revenues
Ultra-deepwater floaters	$433	$451	$428	$1,274	$1,288
Harsh environment floaters	258	241	198	695	647
Total contract drilling revenues	$691	$692	$626	$1,969	$1,935

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
Average Daily Revenue (1)	2022	2022	2021	2022	2021
Ultra-deepwater floaters	$326,600	$334,400	$351,900	$324,000	$362,100
Harsh environment floaters	374,000	406,000	401,600	385,800	385,700
Total fleet average daily revenue	$343,400	358,100	$367,100	$344,600	$370,100

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
Utilization (2)	2022	2022	2021	2022	2021
Ultra-deepwater floaters	53.1%	53.8%	50.2%	52.2%	48.7%
Harsh environment floaters	75.7%	70.0%	59.8%	68.7%	65.9%
Total fleet average rig utilization	59.4%	58.2%	52.8%	56.7%	53.4%

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
Revenue Efficiency (3)	2022	2022	2021	2022	2021
Ultra-deepwater floaters	93.5%	96.8%	96.0%	95.1%	97.0%
Harsh environment floaters	97.5%	99.5%	102.5%	97.4%	99.5%
Total fleet average revenue efficiency	95.0%	97.8%	98.1%	95.9%	97.8%

(1) Average daily revenue is defined as operating revenues, excluding revenues for contract terminations, reimbursements and contract intangible amortization, earned per operating day. An operating day is defined as a day for which a rig is contracted to earn a dayrate during the firm contract period after operations commence.

(2) Rig utilization is defined as the total number of operating days divided by the total number of rig calendar days in the measurement period, expressed as a percentage.

(3) Revenue efficiency is defined as actual operating revenues, excluding revenues for contract terminations and reimbursements, for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage.  Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding revenues for incentive provisions, reimbursements and contract terminations.

TRANSOCEAN LTD. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME (LOSS) AND ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE
(In millions, except per share data)

	YTD	QTD	YTD	QTD	YTD
	09/30/22	09/30/22	06/30/22	06/30/22	03/31/22
Adjusted Net Loss
Net loss attributable to controlling interest, as reported	$(271)	$(28)	$(243)	$(68)	$(175)
Gain on retirement of debt	(7)	(7)	—	—	—
Discrete tax items	(14)	(6)	(8)	—	(8)
Net loss, as adjusted	$(292)	$(41)	$(251)	$(68)	$(183)

Adjusted Diluted Loss Per Share:
Diluted loss per share, as reported	$(0.39)	$(0.04)	$(0.36)	$(0.10)	$(0.26)
Gain on retirement of debt	(0.01)	(0.01)	—	—	—
Discrete tax items	(0.02)	(0.01)	(0.01)	—	(0.02)
Diluted loss per share, as adjusted	$(0.42)	$(0.06)	$(0.37)	$(0.10)	$(0.28)

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/21	12/31/21	09/30/21	09/30/21	06/30/21	06/30/21	03/31/21
Adjusted Net Loss
Net loss attributable to controlling interest, as reported	$(592)	$(260)	$(332)	$(130)	$(202)	$(103)	$(99)
Allowance for excess materials and supplies, certain items	28	28	—	—	—	—	—
(Gain) loss on disposal of assets, net	57	(3)	60	—	60	—	60
Loss on impairment of investment in unconsolidated affiliate	37	37	—	—	—	—	—
Gain on retirement of debt	(51)	—	(51)	—	(51)	—	(51)
Discrete tax items	47	72	(25)	8	(33)	(6)	(27)
Net loss, as adjusted	$(474)	$(126)	$(348)	$(122)	$(226)	$(109)	$(117)

Adjusted Diluted Loss Per Share:
Diluted loss per share, as reported	$(0.93)	$(0.40)	$(0.53)	$(0.20)	$(0.33)	$(0.17)	$(0.16)
Allowance for excess materials and supplies, certain items	0.04	0.04	—	—	—	—	—
(Gain) loss on disposal of assets, net	0.09	—	0.10	—	0.10	—	0.10
Loss on impairment of investment in unconsolidated affiliate	0.06	0.06	—	—	—	—	—
Gain on retirement of debt	(0.08)	—	(0.08)	—	(0.08)	—	(0.08)
Discrete tax items	0.08	0.11	(0.04)	0.01	(0.06)	(0.01)	(0.05)
Diluted loss per share, as adjusted	$(0.74)	$(0.19)	$(0.55)	$(0.19)	$(0.37)	$(0.18)	$(0.19)

TRANSOCEAN LTD. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED CONTRACT DRILLING REVENUES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION AND RELATED MARGINS
(In millions, except percentages)

	YTD	QTD	YTD	QTD	YTD
	09/30/22	09/30/22	06/30/22	06/30/22	03/31/22

Contract drilling revenues	$1,969	$691	$1,278	$692	$586
Contract intangible asset amortization	98	39	59	30	29
Adjusted Contract Drilling Revenues	$2,067	$730	$1,337	$722	$615

Net loss	$(271)	$(28)	$(243)	$(68)	$(175)
Interest expense, net of interest income	283	87	196	96	100
Income tax expense (benefit)	24	(5)	29	3	26
Depreciation and amortization	549	182	367	184	183
Contract intangible asset amortization	98	39	59	30	29
EBITDA	683	275	408	245	163

Gain on retirement of debt	(7)	(7)	—	—	—
Adjusted EBITDA	$676	$268	$408	$245	$163

EBITDA margin	33.0%	37.6%	30.5%	33.9%	26.5%
Adjusted EBITDA margin	32.7%	36.7%	30.5%	33.9%	26.5%

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/21	12/31/21	09/30/21	09/30/21	06/30/21	06/30/21	03/31/21

Contract drilling revenues	$2,556	$621	$1,935	$626	$1,309	$656	$653
Contract intangible asset amortization	220	50	170	57	113	57	56
Adjusted Contract Drilling Revenues	$2,776	$671	$2,105	$683	$1,422	$713	$709

Net loss	$(591)	$(260)	$(331)	$(130)	$(201)	$(103)	$(98)
Interest expense, net of interest income	432	103	329	106	223	111	112
Income tax expense (benefit)	121	111	10	27	(17)	4	(21)
Depreciation and amortization	742	184	558	185	373	186	187
Contract intangible asset amortization	220	50	170	57	113	57	56
EBITDA	924	188	736	245	491	255	236

Allowance for excess materials and supplies, certain items	28	28	—	—	—	—	—
(Gain) loss on disposal of assets, net	57	(3)	60	—	60	—	60
Loss on impairment of investment in unconsolidated affiliate	37	37	—	—	—	—	—
Gain on retirement of debt	(51)	—	(51)	—	(51)	—	(51)
Adjusted EBITDA	$995	$250	$745	$245	$500	$255	$245

EBITDA margin	33.3%	28.0%	35.0%	35.9%	34.5%	35.8%	33.3%
Adjusted EBITDA margin	35.8%	37.3%	35.4%	35.9%	35.2%	35.8%	34.6%

TRANSOCEAN LTD. AND SUBSIDIARIES
SUPPLEMENTAL EFFECTIVE TAX RATE ANALYSIS
(In millions, except tax rates)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021

Loss before income taxes	$(33)	$(65)	$(103)	$(247)	$(321)
Loss on disposal of assets, net	—	—	—	—	60
Gain on retirement of debt	(7)	—	—	(7)	(51)
Adjusted loss before income taxes	$(40)	$(65)	$(103)	$(254)	$(312)

Income tax expense (benefit)	$(5)	$3	$27	$24	$10
Loss on disposal of assets, net	—	—	—	—	—
Gain on retirement of debt	—	—	—	—	—
Changes in estimates (1)	6	—	(8)	14	25
Adjusted income tax expense (2)	$1	$3	$19	$38	$35

Effective Tax Rate (3)	16.3%	(4.7)%	(26.1)%	(9.6)%	(3.2)%

Effective Tax Rate, excluding discrete items (4)	(1.2)%	(5.2)%	(18.1)%	(14.9)%	(11.2)%

(1) Our estimates change as we file tax returns, settle disputes with tax authorities, or become aware of changes in laws and other events that have an effect on our (a) deferred taxes, (b) valuation allowances on deferred taxes and (c) other tax liabilities.

(2) The three months ended September 30, 2022 included $6 million of additional tax benefit, reflecting the cumulative effect of a decrease in the annual effective tax rate from the previous quarter estimate.

(3) Our effective tax rate is calculated as income tax expense divided by income before income taxes.

(4) Our effective tax rate, excluding discrete items, is calculated as income tax expense, excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes), divided by income before income tax expense, excluding gains and losses on sales and similar items pursuant to the accounting standards for income taxes related to estimating the annual effective tax rate.